EXHIBIT 15

The Board of Directors and Stockholders

Russell Corporation

We are aware of the incorporation by reference in the Registration Statements listed below of Russell Corporation of our report dated May 5, 2006, relating to the unaudited condensed consolidated interim financial statements of Russell Corporation that are included in its Form 10-Q, as amended by its Amendment No. 1 on Form 10-Q/A, for the quarter ended April 2, 2006.

Form S-3 Registration Statement No. 33-47906

Form S-3 Registration Statement No. 33-54361

Form S-3 Registration Statement No. 333-116854, as amended

Form S-8 Registration Statement No. 33-69679

Form S-8 Registration Statement No. 333-89765

Form S-8 Registration Statement No. 333-30236

Form S-8 Registration Statement No. 333-30238

Form S-8 Registration Statement No. 333-55338

Form S-8 Registration Statement No. 333-55340

Form S-8 Registration Statement No. 333-97129

Form S-8 Registration Statement No. 333-127487

/s/ Ernst & Young LLP

Atlanta, Georgia

May 5, 2006